April 26, 2023	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS SECOND QUARTER OF
FISCAL 2023 RESULTS

•Domestic Private Client Group net new assets(1) of $21.5 billion for the fiscal second quarter, 8.4% annualized growth rate from beginning of period assets
•Record quarterly net revenues of $2.87 billion, up 7% over the prior year’s fiscal second quarter and 3% over the preceding quarter
•Quarterly net income available to common shareholders of $425 million, or $1.93 per diluted share, and quarterly adjusted net income available to common shareholders of $446 million(2), or $2.03 per diluted share(2)
•Client assets under administration of $1.22 trillion and financial assets under management of $194.4 billion
•Net interest income and Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks of $731 million during the quarter, up 226% over the prior year’s fiscal second quarter and 1% over the preceding quarter
•Record net revenues of $5.66 billion and record net income available to common shareholders of $932 million for the first half of fiscal 2023, up 4% and 21%, respectively, over the first half of fiscal 2022
•Annualized return on common equity of 19.3% and annualized adjusted return on tangible common equity of 24.2%(2) for the first half of fiscal 2023

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $2.87 billion and net income available to common shareholders of $425 million, or $1.93 per diluted share, for the fiscal second quarter ended March 31, 2023. Excluding $28 million of expenses related to acquisitions, quarterly adjusted net income available to common shareholders was $446 million(2), or $2.03 per diluted share(2).

Record quarterly net revenues increased 7% over the prior year’s fiscal second quarter. The benefit of higher short-term interest rates on net interest income and RJBDP fees from third-party banks was partially offset by declines in asset management and related administrative fees, investment banking revenues and brokerage revenues. The 3% sequential increase in quarterly net revenues was primarily due to higher asset management and related administrative fees and net interest income.

Quarterly net income available to common shareholders increased 32% over the prior year’s fiscal second quarter, largely due to higher net interest income and RJBDP fees from third-party banks. Sequentially, net income available to common shareholders decreased 16% primarily due to higher compensation expense, as well as higher legal and regulatory costs predominantly related to one unfavorable arbitration award during the quarter. The preceding quarter also included receipt of a $32 million favorable insurance settlement.

Please refer to the footnotes at the end of this press release for additional information.

For the first six months of the fiscal year, record net revenues of $5.66 billion increased 4%, record earnings per diluted share of $4.23 increased 17%, and adjusted earnings per diluted share of $4.31(2) increased 13% over the first half of fiscal 2022. The Private Client Group segment generated record net revenues and pre-tax income during the first six months of the fiscal year. Annualized return on common equity was 19.3% and annualized adjusted return on tangible common equity was 24.2%(2).

“Over our six decades, we have maintained an unwavering commitment to placing clients first through conservative decision making that keeps us well-positioned over the long term,” said Chair and CEO Paul Reilly. “Despite the challenging environment and high market volatility, we generated record net revenues and record net income to common shareholders during the first six months of the fiscal year, up 4% and 21%, respectively, over fiscal 2022, highlighting the strength of our complementary and diverse businesses. As we look ahead, we are well positioned with strong capital ratios and a flexible balance sheet to remain a source of strength and stability for advisors and their clients.”

Segment Results
Private Client Group

•Domestic Private Client Group net new assets(1) of $21.5 billion for the fiscal second quarter, 8.4% annualized growth rate from beginning of period assets
•Record quarterly net revenues of $2.14 billion, up 12% over the prior year’s fiscal second quarter and 4% over the preceding quarter
•Record quarterly pre-tax income of $441 million, up 107% over the prior year’s fiscal second quarter and 2% over the preceding quarter
•Private Client Group assets under administration of $1.17 trillion, down 2% compared to March 2022 and up 5% over December 2022
•Private Client Group assets in fee-based accounts of $666.3 billion, down 2% compared to March 2022 and up 5% over December 2022
•Total clients’ domestic cash sweep and Enhanced Savings Program (“ESP”) balances of $52.2 billion, down 32% compared to March 2022 and 14% compared to December 2022; the ESP raised $2.7 billion of net new balances in March 2023

The year-over-year growth in quarterly net revenues and pre-tax income was driven primarily by the increases in RJBDP fees and net interest income, which more than offset the market-driven declines in asset management and related administrative fees and brokerage revenues. The quarter’s results were negatively impacted by an increase in legal expenses, largely driven by one unfavorable arbitration award.

Total clients’ domestic cash sweep and ESP balances ended the quarter at $52.2 billion, down 32% compared to March 2022 and 14% compared to December 2022. The sequential decline reflects the expected cash sorting activity, slightly offset by the ESP which added $2.7 billion since its full launch in early March 2023. Reflecting higher short-term interest rates, the average yield on RJBDP third-party bank balances increased 53 basis points to 3.25% in the fiscal second quarter; however, the benefit of higher rates was more than offset by declining third-party bank sweep balances.

“We generated strong domestic net new assets of $21.5 billion(1) during the quarter, an annualized growth rate of 8.4%, in spite of the volatile market conditions, as advisors continue to value our advisor- and client-focused culture, along with conservative financial management,” said Reilly. “The strong net new asset growth, along with the inflow of balances into the newly-launched Enhanced Savings Program in March, demonstrated our advisors and clients’ confidence in the firm’s strength and stability.”

Please refer to the footnotes at the end of this press release for additional information.

Capital Markets

•Quarterly net revenues of $302 million, down 27% compared to the prior year’s fiscal second quarter and up 2% over the preceding quarter
•Quarterly pre-tax loss of $34 million
•Quarterly investment banking revenues of $145 million, down 36% compared to the prior year’s fiscal second quarter and up 9% over the preceding quarter

The year-over-year decline in quarterly net revenues and pre-tax income was largely attributable to lower investment banking and brokerage revenues.

“Persistent market volatility and macroeconomic uncertainties continue to dampen capital markets activity across the industry – particularly for investment banking,” said Reilly. “Despite a healthy investment banking pipeline and solid new business activity, the timing of closings is largely dependent on improving market conditions.”

Asset Management

•Quarterly net revenues of $216 million, down 8% compared to the prior year’s fiscal second quarter and up 4% over the preceding quarter
•Quarterly pre-tax income of $82 million, down 20% compared to the prior year’s fiscal second quarter and up 3% over the preceding quarter
•Financial assets under management of $194.4 billion, flat from March 2022 and up 5% over December 2022

The decline in quarterly net revenues and pre-tax income compared to the prior-year quarter was largely attributable to lower assets in fee-based accounts in the Private Client Group, as net inflows were offset by fixed income and equity market declines.

Bank

•Record quarterly net revenues of $540 million, up 174% over the prior year’s fiscal second quarter and 6% over the preceding quarter
•Quarterly pre-tax income of $91 million, up 10% over the prior year’s fiscal second quarter and down 33% compared to the preceding quarter
•Bank segment net interest margin (“NIM”) of 3.63% for the quarter, up 162 basis points over the prior year’s fiscal second quarter and 27 basis points over the preceding quarter
•Net loans of $43.7 billion, up 57% over March 2022 and down 1% compared to December 2022

Growth in quarterly net revenues was primarily due to NIM expansion, along with higher assets. The Bank segment’s NIM increased 27 basis points during the quarter to 3.63%, reflecting higher short-term interest rates and the relatively high concentration of floating-rate assets. Net loans increased 57% over the prior-year quarter, helped by the TriState Capital acquisition, and declined 1% compared to the preceding quarter primarily driven by lower securities-based loans. The credit quality of the loan portfolio remained strong, with criticized loans as a percent of total loans held for investment ending the quarter at 0.92%, down from 2.63% at March 2022 and 1.01% at December 2022. Bank loan allowance for credit losses as a percent of total loans held for investment was 0.94%, and bank loan allowance for credit losses on corporate loans as a percent of corporate loans held for investment was 1.67%.

Please refer to the footnotes at the end of this press release for additional information.

Other

During the fiscal second quarter, the firm repurchased 3.75 million shares of common stock for $350 million at an average price of $93 per share. As of April 26, 2023, approximately $1.1 billion remained available under the Board’s approved common stock repurchase authorization. At the end of the quarter, the total capital ratio was 21.4%(3) and the tier 1 leverage ratio was 11.5%(3), both well above regulatory requirements. In April, the firm renewed its revolving credit agreement, expanding it from $500 million to $750 million and extending the term for five years.

A conference call to discuss the results will take place today, Wednesday, April 26, at 5:00 p.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-928-9281 (conference code: 22026713). An audio replay of the call will be available at the same location until July 28, 2023.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.22 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions, divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Second Quarter of 2023	Selected Financial Highlights (Unaudited)

Summary results of operations

$ in millions, except per share amounts	Three months ended			% change from
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Net revenues	$2,873	$2,673	$2,786	7%	3%
Pre-tax income	$557	$433	$652	29%	(15)%
Net income available to common shareholders	$425	$323	$507	32%	(16)%

Earnings per common share: (4)
Basic	$1.97	$1.56	$2.36	26%	(17)%
Diluted	$1.93	$1.52	$2.30	27%	(16)%

Non-GAAP measures: (2)
Adjusted pre-tax income	$585	$464	$649	26%	(10)%
Adjusted net income available to common shareholders	$446	$346	$505	29%	(12)%
Adjusted earnings per common share – basic (4)	$2.07	$1.67	$2.35	24%	(12)%
Adjusted earnings per common share – diluted (4)	$2.03	$1.62	$2.29	25%	(11)%

	Six months ended
$ in millions, except per share amounts	March 31, 2023	March 31, 2022	% change
Net revenues	$5,659	$5,454	4%
Pre-tax income	$1,209	$991	22%
Net income available to common shareholders	$932	$769	21%

Earnings per common share: (4)
Basic	$4.33	$3.71	17%
Diluted	$4.23	$3.61	17%

Non-GAAP measures: (2)
Adjusted pre-tax income	$1,234	$1,043	18%
Adjusted net income available to common shareholders	$951	$808	18%
Adjusted earnings per common share – basic (4)	$4.42	$3.90	13%
Adjusted earnings per common share – diluted (4)	$4.31	$3.80	13%

Other selected financial highlights	Three months ended			Six months ended
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Return on common equity (5)	17.3%	15.0%	21.3%	19.3%	18.1%
Adjusted return on common equity (2) (5)	18.2%	16.1%	21.2%	19.7%	19.0%
Adjusted return on tangible common equity (2) (5)	22.3%	18.0%	26.1%	24.2%	21.2%
Pre-tax margin (6)	19.4%	16.2%	23.4%	21.4%	18.2%
Adjusted pre-tax margin (2) (6)	20.4%	17.4%	23.3%	21.8%	19.1%
Total compensation ratio (7)	63.3%	69.3%	62.3%	62.8%	68.5%
Adjusted total compensation ratio (2) (7)	62.8%	68.8%	61.7%	62.2%	68.0%
Effective tax rate	23.3%	25.4%	21.9%	22.6%	22.4%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2023

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in millions, except per share amounts	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Revenues:
Asset management and related administrative fees	$1,302	$1,464	$1,242	(11)%	5%
Brokerage revenues:
Securities commissions	369	422	352	(13)%	5%
Principal transactions	127	142	132	(11)%	(4)%
Total brokerage revenues	496	564	484	(12)%	2%
Account and service fees	258	179	289	44%	(11)%
Investment banking	154	235	141	(34)%	9%
Interest income	915	242	827	278%	11%
Other	32	27	44	19%	(27)%
Total revenues	3,157	2,711	3,027	16%	4%
Interest expense	(284)	(38)	(241)	647%	18%
Net revenues	2,873	2,673	2,786	7%	3%
Non-interest expenses:
Compensation, commissions and benefits (8)	1,820	1,852	1,736	(2)%	5%
Non-compensation expenses:
Communications and information processing	153	127	139	20%	10%
Occupancy and equipment	68	62	66	10%	3%
Business development	54	34	56	59%	(4)%
Investment sub-advisory fees	36	40	34	(10)%	6%
Professional fees	38	27	32	41%	19%
Bank loan provision for credit losses	28	21	14	33%	100%
Other (9) (10)	119	77	57	55%	109%
Total non-compensation expenses	496	388	398	28%	25%
Total non-interest expenses	2,316	2,240	2,134	3%	9%
Pre-tax income	557	433	652	29%	(15)%
Provision for income taxes	130	110	143	18%	(9)%
Net income	427	323	509	32%	(16)%
Preferred stock dividends	2	—	2	NM	—%
Net income available to common shareholders	$425	$323	$507	32%	(16)%

Earnings per common share – basic (4)	$1.97	$1.56	$2.36	26%	(17)%
Earnings per common share – diluted (4)	$1.93	$1.52	$2.30	27%	(16)%
Weighted-average common shares outstanding – basic	214.3	207.7	214.7	3%	—%
Weighted-average common and common equivalent shares outstanding – diluted	219.2	213.0	220.4	3%	(1)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2023

Consolidated Statements of Income (Unaudited)

	Six months ended
$ in millions, except per share amounts	March 31, 2023	March 31, 2022	% change
Revenues:
Asset management and related administrative fees	$2,544	$2,846	(11)%
Brokerage revenues:
Securities commissions	721	847	(15)%
Principal transactions	259	275	(6)%
Total brokerage revenues	980	1,122	(13)%
Account and service fees	547	356	54%
Investment banking	295	660	(55)%
Interest income	1,742	467	273%
Other	76	78	(3)%
Total revenues	6,184	5,529	12%
Interest expense	(525)	(75)	600%
Net revenues	5,659	5,454	4%
Non-interest expenses:
Compensation, commissions and benefits (8)	3,556	3,736	(5)%
Non-compensation expenses:
Communications and information processing	292	239	22%
Occupancy and equipment	134	121	11%
Business development	110	69	59%
Investment sub-advisory fees	70	78	(10)%
Professional fees	70	55	27%
Bank loan provision for credit losses	42	10	320%
Other (9) (10)	176	155	14%
Total non-compensation expenses	894	727	23%
Total non-interest expenses	4,450	4,463	—%
Pre-tax income	1,209	991	22%
Provision for income taxes	273	222	23%
Net income	936	769	22%
Preferred stock dividends	4	—	NM
Net income available to common shareholders	$932	$769	21%

Earnings per common share – basic (4)	$4.33	$3.71	17%
Earnings per common share – diluted (4)	$4.23	$3.61	17%
Weighted-average common shares outstanding – basic	214.5	207.0	4%
Weighted-average common and common equivalent shares outstanding – diluted	219.7	212.6	3%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Second Quarter of 2023	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	March 31, 2023		March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Total assets	$79,180		$73,101	$77,047	8%	3%
Total common equity attributable to Raymond James Financial, Inc.	$9,875		$8,602	$9,736	15%	1%
Book value per share (11)	$46.67		$41.38	$45.28	13%	3%
Tangible book value per share (2) (11)	$38.14		$36.46	$36.87	5%	3%

Capital ratios:
Tier 1 leverage	11.5%	(3)	11.1%	11.3%
Tier 1 capital	20.1%	(3)	23.9%	20.3%
Common equity tier 1	19.9%	(3)	23.9%	20.0%
Total capital	21.4%	(3)	25.0%	21.6%

Client asset metrics ($ in billions)	As of			% change from
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Client assets under administration	$1,224.4	$1,256.1	$1,169.7	(3)%	5%
Private Client Group assets under administration	$1,171.1	$1,198.3	$1,114.3	(2)%	5%
Private Client Group assets in fee-based accounts	$666.3	$678.0	$633.1	(2)%	5%
Financial assets under management	$194.4	$193.7	$185.9	—%	5%

Net new assets metrics (1) ($ in millions)	Three months ended			Six months ended
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Domestic Private Client Group net new assets	$21,473	$24,093	$23,226	$44,699	$60,194
Domestic Private Client Group net new assets growth — annualized	8.4%	8.6%	9.8%	9.4%	11.4%

Clients’ domestic cash sweep and Enhanced Savings Program balances ($ in millions)	As of			% change from
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Raymond James Bank Deposit Program (“RJBDP”): (12)
Bank segment (12)	$37,682	$33,570	$39,098	12%	(4)%
Third-party banks	9,408	25,887	18,231	(64)%	(48)%
Subtotal RJBDP	47,090	59,457	57,329	(21)%	(18)%
Client Interest Program	2,385	17,013	3,053	(86)%	(22)%
Total clients’ domestic cash sweep balances	49,475	76,470	60,382	(35)%	(18)%
Enhanced Savings Program (13)	2,746	—	—	NM	NM
Total clients’ domestic cash sweep and Enhanced Savings Program balances	$52,221	$76,470	$60,382	(32)%	(14)%

	Three months ended			Six months ended
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Average yield on RJBDP - third-party banks (14)	3.25%	0.32%	2.72%	2.93%	0.30%

Private Client Group financial advisors	As of			% change from
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Employees	3,628	3,601	3,631	1%	—%
Independent contractors (15)	5,098	5,129	5,068	(1)%	1%
Total advisors (15)	8,726	8,730	8,699	—%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Second Quarter of 2023	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

CONSOLIDATED NET INTEREST
	Three months ended
	March 31, 2023			March 31, 2022			December 31, 2022
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$3,093	$36	4.64%	$1,601	$1	0.22%	$2,325	$22	3.72%
Available-for-sale securities	10,869	54	2.00%	8,869	25	1.16%	11,050	53	1.92%
Loans held for sale and investment: (16)
Loans held for investment:
Securities-based loans (“SBL”) (17)	14,493	240	6.63%	6,753	39	2.31%	15,038	226	5.87%
Commercial and industrial (“C&I”) loans	11,236	188	6.69%	8,783	54	2.49%	11,176	169	5.91%
Commercial real estate (“CRE”) loans	6,961	123	7.07%	3,150	20	2.56%	6,798	110	6.35%
Real estate investment trust (“REIT”) loans	1,671	31	7.11%	1,324	9	2.48%	1,628	24	5.87%
Residential mortgage loans	7,979	62	3.13%	5,770	38	2.69%	7,626	57	2.99%
Tax-exempt loans (18)	1,652	10	3.16%	1,289	9	3.18%	1,594	10	3.06%
Loans held for sale	170	3	7.23%	268	2	2.94%	189	3	5.39%
Total loans held for sale and investment	44,162	657	5.97%	27,337	171	2.53%	44,049	599	5.35%
All other interest-earning assets	153	2	5.80%	114	2	2.75%	143	2	5.29%
Interest-earning assets — Bank segment	$58,277	$749	5.16%	$37,921	$199	2.11%	$57,567	$676	4.63%
All other segments
Cash and cash equivalents	$3,130	$39	5.10%	$4,318	$2	0.19%	$3,436	$33	3.78%
Assets segregated for regulatory purposes and restricted cash	4,856	55	4.36%	19,522	7	0.15%	6,237	50	3.17%
Trading assets — debt securities	1,057	13	5.05%	464	4	3.86%	1,080	14	5.10%
Brokerage client receivables	2,205	41	7.66%	2,558	21	3.29%	2,398	41	6.70%
All other interest-earning assets	1,817	18	3.12%	1,614	9	2.47%	2,001	13	2.58%
Interest-earning assets — all other segments	$13,065	$166	4.98%	$28,476	$43	0.63%	$15,152	$151	3.93%
Total interest-earning assets	$71,342	$915	5.13%	$66,397	$242	1.48%	$72,719	$827	4.48%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (12)	$44,554	$132	1.20%	$33,136	$1	0.01%	$45,165	$121	1.06%
Interest-bearing demand deposits (13)	5,620	62	4.47%	293	1	1.10%	5,149	47	3.59%
Certificates of deposit	1,859	16	3.57%	733	3	1.83%	1,225	8	2.48%
Total bank deposits (19)	52,033	210	1.64%	34,162	5	0.06%	51,539	176	1.35%
FHLB advances and all other interest-bearing liabilities	1,452	9	2.80%	864	5	2.17%	1,397	9	2.61%
Interest-bearing liabilities — Bank segment	$53,485	$219	1.67%	$35,026	$10	0.11%	$52,936	$185	1.38%
All other segments
Trading liabilities — debt securities	$725	$7	4.14%	$168	$1	1.89%	$778	$10	5.07%
Brokerage client payables	6,044	23	1.52%	21,405	—	0.01%	7,749	17	0.87%
Senior notes payable	2,038	23	4.44%	2,037	23	4.44%	2,038	23	4.44%
All other interest-bearing liabilities (19)	113	12	3.72%	199	4	9.05%	245	6	3.65%
Interest-bearing liabilities — all other segments	$8,920	$65	2.43%	$23,809	$28	0.47%	$10,810	$56	1.91%
Total interest-bearing liabilities	$62,405	$284	1.78%	$58,835	$38	0.26%	$63,746	$241	1.50%
Firmwide net interest income		$631			$204			$586
Net interest margin (net yield on interest-earning assets)
Bank segment			3.63%			2.01%			3.36%
Firmwide			3.59%			1.25%			3.19%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Second Quarter of 2023	(Unaudited)

	Six months ended
	March 31, 2023			March 31, 2022
$ in millions	Average balance	Interest	Average rate	Average balance	Interest	Average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$2,705	$58	4.24%	$1,876	$2	0.19%
Available-for-sale securities	10,961	107	1.95%	8,688	47	1.09%
Loans held for sale and investment: (16)
Loans held for investment:
SBL (17)	14,768	466	6.27%	6,519	74	2.26%
C&I loans	11,206	357	6.31%	8,681	109	2.49%
CRE loans	6,879	233	6.75%	3,044	40	2.61%
REIT loans	1,649	55	6.64%	1,227	16	2.51%
Residential mortgage loans	7,801	119	3.06%	5,609	75	2.68%
Tax-exempt loans (18)	1,623	20	3.11%	1,293	17	3.19%
Loans held for sale	179	6	6.27%	254	4	2.94%
Total loans held for sale and investment	44,105	1,256	5.68%	26,627	335	2.53%
All other interest-earning assets	148	4	5.55%	141	2	2.21%
Interest-earning assets — Bank segment	$57,919	$1,425	4.91%	$37,332	$386	2.07%
All other segments
Cash and cash equivalents	$3,401	$72	4.25%	$4,078	$4	0.19%
Assets segregated for regulatory purposes and restricted cash	5,554	105	3.81%	15,844	11	0.14%
Trading assets — debt securities	1,069	27	5.08%	516	9	3.35%
Brokerage client receivables	2,301	82	7.16%	2,521	42	3.32%
All other interest-earning assets	1,909	31	2.79%	1,622	15	1.92%
Interest-earning assets — all other segments	$14,234	$317	4.42%	$24,581	$81	0.66%
Total interest-earning assets	$72,153	$1,742	4.81%	$61,913	$467	1.51%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (12)	$44,864	$253	1.13%	$32,542	$1	0.01%
Interest-bearing demand deposits (13)	5,382	109	4.05%	239	3	2.78%
Certificates of deposit	1,538	24	3.13%	789	7	1.85%
Total bank deposits (19)	51,784	386	1.49%	33,570	11	0.06%
FHLB advances and all other interest-bearing liabilities	1,374	18	2.63%	863	9	2.19%
Interest-bearing liabilities — Bank segment	$53,158	$404	1.52%	$34,433	$20	0.12%
All other segments
Trading liabilities — debt securities	$752	$17	4.63%	$187	$2	1.63%
Brokerage client payables	6,842	40	1.16%	17,275	1	0.01%
Senior notes payable	2,038	46	4.44%	2,037	46	4.44%
All other interest-bearing liabilities (19)	133	18	2.45%	194	6	6.28%
Interest-bearing liabilities — all other segments	$9,765	$121	2.13%	$19,693	$55	0.55%
Total interest-bearing liabilities	$62,923	$525	1.61%	$54,126	$75	0.28%
Firmwide net interest income		$1,217			$392
Net interest margin (net yield on interest-earning assets)
Bank segment			3.51%			1.97%
Firmwide			3.38%			1.27%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2023	(Unaudited)

	Three months ended			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Net revenues:
Private Client Group	$2,144	$1,922	$2,063	12%	4%
Capital Markets	302	413	295	(27)%	2%
Asset Management	216	234	207	(8)%	4%
Bank	540	197	508	174%	6%
Other (20)	10	(18)	9	NM	11%
Intersegment eliminations	(339)	(75)	(296)	(352)%	(15)%
Total net revenues	$2,873	$2,673	$2,786	7%	3%

Pre-tax income/(loss):
Private Client Group (9)	$441	$213	$434	107%	2%
Capital Markets	(34)	87	(16)	NM	(113)%
Asset Management	82	103	80	(20)%	3%
Bank	91	83	136	10%	(33)%
Other (10) (20)	(23)	(53)	18	57%	NM
Pre-tax income	$557	$433	$652	29%	(15)%

	Six months ended
$ in millions	March 31, 2023	March 31, 2022	% change
Net revenues:
Private Client Group	$4,207	$3,761	12%
Capital Markets	597	1,027	(42)%
Asset Management	423	470	(10)%
Bank	1,048	380	176%
Other (20)	19	(33)	NM
Intersegment eliminations	(635)	(151)	(321)%
Total net revenues	$5,659	$5,454	4%

Pre-tax income/(loss):
Private Client Group (9)	$875	$408	114%
Capital Markets	(50)	288	NM
Asset Management	162	210	(23)%
Bank	227	185	23%
Other (10) (20)	(5)	(100)	95%
Pre-tax income	$1,209	$991	22%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2023	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Revenues:
Asset management and related administrative fees	$1,102	$1,245	$1,053	(11)%	5%
Brokerage revenues:
Mutual and other fund products	135	166	128	(19)%	5%
Insurance and annuity products	113	110	104	3%	9%
Equities, ETFs and fixed income products	116	121	113	(4)%	3%
Total brokerage revenues	364	397	345	(8)%	6%
Account and service fees:
Mutual fund and annuity service fees	105	109	98	(4)%	7%
RJBDP fees: (12)
Bank segment (12)	311	49	268	535%	16%
Third-party banks	100	20	137	400%	(27)%
Client account and other fees	56	53	60	6%	(7)%
Total account and service fees	572	231	563	148%	2%
Investment banking	9	9	9	—%	—%
Interest income	117	37	109	216%	7%
All other	9	6	6	50%	50%
Total revenues	2,173	1,925	2,085	13%	4%
Interest expense	(29)	(3)	(22)	867%	32%
Net revenues	2,144	1,922	2,063	12%	4%
Non-interest expenses:
Financial advisor compensation and benefits	1,118	1,231	1,075	(9)%	4%
Administrative compensation and benefits	345	289	342	19%	1%
Total compensation, commissions and benefits	1,463	1,520	1,417	(4)%	3%
Non-compensation expenses (9)	240	189	212	27%	13%
Total non-interest expenses	1,703	1,709	1,629	—%	5%
Pre-tax income	$441	$213	$434	107%	2%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2023	(Unaudited)

Private Client Group

	Six months ended
$ in millions	March 31, 2023	March 31, 2022	% change
Revenues:
Asset management and related administrative fees	$2,155	$2,407	(10)%
Brokerage revenues:
Mutual and other fund products	263	337	(22)%
Insurance and annuity products	217	221	(2)%
Equities, ETFs and fixed income products	229	236	(3)%
Total brokerage revenues	709	794	(11)%
Account and service fees:
Mutual fund and annuity service fees	203	223	(9)%
RJBDP fees: (12)
Bank segment (12)	579	99	485%
Third-party banks	237	37	541%
Client account and other fees	116	102	14%
Total account and service fees	1,135	461	146%
Investment banking	18	22	(18)%
Interest income	226	70	223%
All other	15	13	15%
Total revenues	4,258	3,767	13%
Interest expense	(51)	(6)	750%
Net revenues	4,207	3,761	12%
Non-interest expenses:
Financial advisor compensation and benefits	2,193	2,418	(9)%
Administrative compensation and benefits	687	572	20%
Total compensation, commissions and benefits	2,880	2,990	(4)%
Non-compensation expenses (9)	452	363	25%
Total non-interest expenses	3,332	3,353	(1)%
Pre-tax income	$875	$408	114%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2023	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Revenues:
Brokerage revenues:
Fixed income	$96	$125	$100	(23)%	(4)%
Equity	34	41	34	(17)%	—%
Total brokerage revenues	130	166	134	(22)%	(3)%
Investment banking:
Merger & acquisition and advisory	87	139	102	(37)%	(15)%
Equity underwriting	29	52	15	(44)%	93%
Debt underwriting	29	35	16	(17)%	81%
Total investment banking	145	226	133	(36)%	9%
Interest income	21	5	23	320%	(9)%
Affordable housing investments business revenues	23	15	24	53%	(4)%
All other	3	4	4	(25)%	(25)%
Total revenues	322	416	318	(23)%	1%
Interest expense	(20)	(3)	(23)	567%	(13)%
Net revenues	302	413	295	(27)%	2%
Non-interest expenses:
Compensation, commissions and benefits	231	253	213	(9)%	8%
Non-compensation expenses	105	73	98	44%	7%
Total non-interest expenses	336	326	311	3%	8%
Pre-tax income/(loss)	$(34)	$87	$(16)	NM	(113)%

	Six months ended
$ in millions	March 31, 2023	March 31, 2022	% change
Revenues:
Brokerage revenues:
Fixed income	$196	$245	(20)%
Equity	68	80	(15)%
Total brokerage revenues	264	325	(19)%
Investment banking:
Merger & acquisition and advisory	189	410	(54)%
Equity underwriting	44	149	(70)%
Debt underwriting	45	79	(43)%
Total investment banking	278	638	(56)%
Interest income	44	10	340%
Affordable housing investments business revenues	47	50	(6)%
All other	7	9	(22)%
Total revenues	640	1,032	(38)%
Interest expense	(43)	(5)	760%
Net revenues	597	1,027	(42)%
Non-interest expenses:
Compensation, commissions and benefits	444	584	(24)%
Non-compensation expenses	203	155	31%
Total non-interest expenses	647	739	(12)%
Pre-tax income/(loss)	$(50)	$288	NM
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2023	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Revenues:
Asset management and related administrative fees:
Managed programs	$140	$149	$134	(6)%	4%
Administration and other	66	77	63	(14)%	5%
Total asset management and related administrative fees	206	226	197	(9)%	5%
Account and service fees	6	6	5	—%	20%
All other	4	2	5	100%	(20)%
Net revenues	216	234	207	(8)%	4%
Non-interest expenses:
Compensation, commissions and benefits	52	47	47	11%	11%
Non-compensation expenses	82	84	80	(2)%	3%
Total non-interest expenses	134	131	127	2%	6%
Pre-tax income	$82	$103	$80	(20)%	3%

	Six months ended
$ in millions	March 31, 2023	March 31, 2022	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$274	$300	(9)%
Administration and other	129	153	(16)%
Total asset management and related administrative fees	403	453	(11)%
Account and service fees	11	12	(8)%
All other	9	5	80%
Net revenues	423	470	(10)%
Non-interest expenses:
Compensation, commissions and benefits	99	93	6%
Non-compensation expenses	162	167	(3)%
Total non-interest expenses	261	260	—%
Pre-tax income	$162	$210	(23)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

Bank

	Three months ended			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Revenues:
Interest income	$749	$199	$676	276%	11%
Interest expense	(219)	(10)	(185)	2,090%	18%
Net interest income	530	189	491	180%	8%
All other	10	8	17	25%	(41)%
Net revenues	540	197	508	174%	6%
Non-interest expenses:
Compensation and benefits	48	14	40	243%	20%
Non-compensation expenses:
Bank loan provision for credit losses	28	21	14	33%	100%
RJBDP fees to Private Client Group (12)	311	49	268	535%	16%
All other	62	30	50	107%	24%
Total non-compensation expenses	401	100	332	301%	21%
Total non-interest expenses	449	114	372	294%	21%
Pre-tax income	$91	$83	$136	10%	(33)%

	Six months ended
$ in millions	March 31, 2023	March 31, 2022	% change
Revenues:
Interest income	$1,425	$386	269%
Interest expense	(404)	(20)	1,920%
Net interest income	1,021	366	179%
All other	27	14	93%
Net revenues	1,048	380	176%
Non-interest expenses:
Compensation and benefits	88	27	226%
Non-compensation expenses:
Bank loan provision for credit losses	42	10	320%
RJBDP fees to Private Client Group (12)	579	99	485%
All other	112	59	90%
Total non-compensation expenses	733	168	336%
Total non-interest expenses	821	195	321%
Pre-tax income	$227	$185	23%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2023	(Unaudited)

Other (20)

	Three months ended			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Revenues:
Interest income	$36	$3	$30	1,100%	20%
Net gains on private equity investments	1	(2)	2	NM	(50)%
All other	—	5	1	(100)%	(100)%
Total revenues	37	6	33	517%	12%
Interest expense	(27)	(24)	(24)	13%	13%
Net revenues	10	(18)	9	NM	11%
Non-interest expenses:
Compensation and other	33	35	23	(6)%	43%
Insurance settlement received (10)	—	—	(32)	—%	100%
Total non-interest expenses	33	35	(9)	(6)%	NM
Pre-tax income/(loss)	$(23)	$(53)	$18	57%	NM

	Six months ended
$ in millions	March 31, 2023	March 31, 2022	% change
Revenues:
Interest income	$66	$4	1,550%
Net gains on private equity investments	3	3	—%
All other	1	7	(86)%
Total revenues	70	14	400%
Interest expense	(51)	(47)	9%
Net revenues	19	(33)	NM
Non-interest expenses:
Compensation and other	56	67	(16)%
Insurance settlement received (10)	(32)	—	NM
Total non-interest expenses	24	67	(64)%
Pre-tax loss	$(5)	$(100)	95%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal Second Quarter of 2023	(Unaudited)

Bank Segment

Our Bank segment includes Raymond James Bank and TriState Capital Bank.

	As of			% change from
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022
Total assets	$60,400	$38,167	$57,623	58%	5%
Bank loans, net:
Raymond James Bank	$31,425	$27,883	$31,690	13%	(1)%
TriState Capital Bank	12,258	—	12,376	NM	(1)%
Total bank loans, net	$43,683	$27,883	$44,066	57%	(1)%
Bank loan allowance for credit losses	$415	$328	$408	27%	2%
Bank loan allowance for credit losses as a % of total loans held for investment	0.94%	1.17%	0.92%
Bank loan allowance for credit losses on corporate loans as a % of corporate loans held for investment (21)	1.67%	2.11%	1.64%
Total nonperforming assets	$99	$104	$61	(5)%	62%
Nonperforming assets as a % of total assets	0.16%	0.27%	0.11%
Total criticized loans	$403	$735	$447	(45)%	(10)%
Criticized loans as a % of loans held for investment	0.92%	2.63%	1.01%
Total bank deposits	$54,229	$34,685	$51,979	56%	4%

	Three months ended			% change from		Six months ended
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022	% change
Bank loan provision for credit losses	$28	$21	$14	33%	100%	$42	$10	320%
Net charge-offs	$20	$1	$2	1,900%	900%	$22	$2	1,000%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. Beginning with our fiscal third quarter of 2022, certain of our non-GAAP financial measures have been adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of our core operating results, such as those related to amortization of identifiable intangible assets arising from acquisitions and acquisition-related retention. Prior periods have been conformed to the current period presentation. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended			Six months ended
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Net income available to common shareholders	$425	$323	$507	$932	$769
Non-GAAP adjustments:
Expenses directly related to acquisitions included in the following financial statement line items:
Compensation, commissions and benefits — Acquisition-related retention (8)	17	14	18	35	25
Professional fees	—	5	—	—	7
Other
Amortization of identifiable intangible assets (22)	11	6	11	22	14
All other acquisition-related expenses	—	6	—	—	6
Total “Other” expense	11	12	11	22	20
Total expenses related to acquisitions	28	31	29	57	52
Other — Insurance settlement received (10)	—	—	(32)	(32)	—
Pre-tax impact of non-GAAP adjustments	28	31	(3)	25	52
Tax effect of non-GAAP adjustments	(7)	(8)	1	(6)	(13)
Total non-GAAP adjustments, net of tax	21	23	(2)	19	39
Adjusted net income available to common shareholders (2)	$446	$346	$505	$951	$808

Pre-tax income	$557	$433	$652	$1,209	$991
Pre-tax impact of non-GAAP adjustments (as detailed above)	28	31	(3)	25	52
Adjusted pre-tax income (2)	$585	$464	$649	$1,234	$1,043

Compensation, commissions and benefits expense	$1,820	$1,852	$1,736	$3,556	$3,736
Less: Acquisition-related retention (as detailed above)	17	14	18	35	25
Adjusted “Compensation, commissions and benefits” expense (2)	$1,803	$1,838	$1,718	$3,521	$3,711

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Six months ended
	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Pre-tax margin (6)	19.4%	16.2%	23.4%	21.4%	18.2%
Impact of non-GAAP adjustments on pre-tax margin:
Compensation, commissions and benefits — Acquisition-related retention (8)	0.5%	0.5%	0.6%	0.6%	0.5%
Professional fees	—%	0.2%	—%	—%	0.1%
Other:
Amortization of identifiable intangible assets (22)	0.5%	0.2%	0.4%	0.4%	0.2%
All other acquisition-related expenses	—%	0.3%	—%	—%	0.1%
Total “Other” expense	0.5%	0.5%	0.4%	0.4%	0.3%
Total expenses related to acquisitions	1.0%	1.2%	1.0%	1.0%	0.9%
Other — Insurance settlement received (10)	—%	—%	(1.1)%	(0.6)%	—%
Total non-GAAP adjustments	1.0%	1.2%	(0.1)%	0.4%	0.9%
Adjusted pre-tax margin (2) (6)	20.4%	17.4%	23.3%	21.8%	19.1%

Total compensation ratio (7)	63.3%	69.3%	62.3%	62.8%	68.5%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (8)	0.5%	0.5%	0.6%	0.6%	0.5%
Adjusted total compensation ratio (2) (7)	62.8%	68.8%	61.7%	62.2%	68.0%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Six months ended
Earnings per common share (4)	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Basic	$1.97	$1.56	$2.36	$4.33	$3.71
Impact of non-GAAP adjustments on basic earnings per common share:
Compensation, commissions and benefits — Acquisition-related retention (8)	0.08	0.07	0.08	0.16	0.12
Professional fees	—	0.02	—	—	0.03
Other:
Amortization of identifiable intangible assets (22)	0.05	0.03	0.06	0.11	0.07
All other acquisition-related expenses	—	0.03	—	—	0.03
Total “Other” expense	0.05	0.06	0.06	0.11	0.10
Total expenses related to acquisitions	0.13	0.15	0.14	0.27	0.25
Other — Insurance settlement received (10)	—	—	(0.15)	(0.15)	—
Tax effect of non-GAAP adjustments	(0.03)	(0.04)	—	(0.03)	(0.06)
Total non-GAAP adjustments, net of tax	0.10	0.11	(0.01)	0.09	0.19
Adjusted basic (2)	$2.07	$1.67	$2.35	$4.42	$3.90

Diluted	$1.93	$1.52	$2.30	$4.23	$3.61
Impact of non-GAAP adjustments on diluted earnings per common share:
Compensation, commissions and benefits — Acquisition-related retention (8)	0.08	0.06	0.08	0.16	0.12
Professional fees	—	0.02	—	—	0.03
Other:
Amortization of identifiable intangible assets (22)	0.05	0.03	0.06	0.10	0.07
All other acquisition-related expenses	—	0.03	—	—	0.03
Total “Other” expense	0.05	0.06	0.06	0.10	0.10
Total expenses related to acquisitions	0.13	0.14	0.14	0.26	0.25
Other — Insurance settlement received (10)	—	—	(0.15)	(0.15)	—
Tax effect of non-GAAP adjustments	(0.03)	(0.04)	—	(0.03)	(0.06)
Total non-GAAP adjustments, net of tax	0.10	0.10	(0.01)	0.08	0.19
Adjusted diluted (2)	$2.03	$1.62	$2.29	$4.31	$3.80
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	March 31, 2023	March 31, 2022	December 31, 2022
Total common equity attributable to Raymond James Financial, Inc.	$9,875	$8,602	$9,736
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,932	1,110	1,938
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(128)	(88)	(129)
Tangible common equity attributable to Raymond James Financial, Inc.	$8,071	$7,580	$7,927
Common shares outstanding	211.6	207.9	215.0
Book value per share (11)	$46.67	$41.38	$45.28
Tangible book value per share (2) (11)	$38.14	$36.46	$36.87

Return on common equity	Three months ended			Six months ended
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Average common equity (23)	$9,806	$8,601	$9,537	$9,650	$8,482
Impact of non-GAAP adjustments on average common equity:
Compensation, commissions and benefits — Acquisition-related retention (8)	9	7	9	18	12
Professional fees	—	3	—	—	3
Other:
Amortization of identifiable intangible assets (22)	6	3	5	11	7
All other acquisition-related expenses	—	3	—	—	2
Total “Other” expense	6	6	5	11	9
Total expenses related to acquisitions	15	16	14	29	24
Other — Insurance settlement received (10)	—	—	(16)	(21)	—
Tax effect of non-GAAP adjustments	(4)	(4)	1	(2)	(6)
Total non-GAAP adjustments, net of tax	11	12	(1)	6	18
Adjusted average common equity (2) (23)	$9,817	$8,613	$9,536	$9,656	$8,500

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Six months ended
$ in millions	March 31, 2023	March 31, 2022	December 31, 2022	March 31, 2023	March 31, 2022
Average common equity (23)	$9,806	$8,601	$9,537	$9,650	$8,482
Less:
Average goodwill and identifiable intangible assets, net	1,936	992	1,935	1,934	955
Average deferred tax liabilities related to goodwill and identifiable intangible assets, net	(129)	(77)	(128)	(128)	(72)
Average tangible common equity (2) (23)	$7,999	$7,686	$7,730	$7,844	$7,599
Impact of non-GAAP adjustments on average tangible common equity:
Compensation, commissions and benefits — Acquisition-related retention (8)	9	7	9	18	12
Professional fees	—	3	—	—	3
Other:
Amortization of identifiable intangible assets (22)	6	3	5	11	7
All other acquisition-related expenses	—	3	—	—	2
Total “Other” expense	6	6	5	11	9
Total expenses related to acquisitions	15	16	14	29	24
Other — Insurance settlement received (10)	—	—	(16)	(21)	—
Tax effect of non-GAAP adjustments	(4)	(4)	1	(2)	(6)
Total non-GAAP adjustments, net of tax	11	12	(1)	6	18
Adjusted average tangible common equity (2) (23)	$8,010	$7,698	$7,729	$7,850	$7,617

Return on common equity (5)	17.3%	15.0%	21.3%	19.3%	18.1%
Adjusted return on common equity (2) (5)	18.2%	16.1%	21.2%	19.7%	19.0%
Return on tangible common equity (2) (5)	21.3%	16.8%	26.2%	23.8%	20.2%
Adjusted return on tangible common equity (2) (5)	22.3%	18.0%	26.1%	24.2%	21.2%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2023                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees. The Domestic Private Client Group net new asset growth — annualized percentage is based on the beginning Domestic Private Client Group assets under administration balance for the indicated period.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(3)	Estimated. The capital ratio calculations do not include the effect of our April 3, 2023 redemption of our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock at a redemption amount of $40 million, which will be reflected in our fiscal third quarter.

(4)
Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. The allocations of earnings and dividends to participating securities were $2 million for the three months ended March 31, 2023, $1 million for the three months ended December 31, 2022, $0 million for the three months ended March 31, 2022 and $3 million and $1 million for the six months ended March 31, 2023 and March 31, 2022, respectively.

(5)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(6)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(7)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period. Adjusted total compensation ratio is computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

(8)
Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(9)
The three and six months ended March 31, 2023 included the unfavorable impact of an adverse arbitration ruling in our Private Client Group business. The impact of this ruling has been reflected in Other expenses within our Private Client Group segment.

(10)
The three months ended December 31, 2022 and six months ended March 31, 2023 included the favorable impact of a $32 million insurance settlement received during the period related to a previously settled litigation matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(11)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period.

(12)
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and TriState Capital Bank, which are included in our Bank segment, as well as various third-party banks. RJBDP balances swept to our Bank segment are reflected in Bank deposits on our Consolidated Statement of Financial Condition and within money market and other savings accounts in our net interest disclosures in this release. Fees earned by the Private Client Group segment on deposits held by our Bank segment are eliminated in consolidation.

(13)
In March 2023, we launched our Enhanced Savings Program, in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. These balances are reflected in Bank deposits on our Consolidated Statement of Financial Condition and within interest-bearing demand deposits in our net interest disclosures in this release.

(14)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(15)	This metric includes the impact of the transfer of one firm with 166 financial advisors previously affiliated as independent contractors to our Registered Investment Advisor & Custody Services (“RCS”) division during our fiscal third quarter of 2022. Advisors in RCS are not included in the financial advisor count, although their assets are still included in client assets under administration.

(16)	Loans are presented net of unamortized discounts, unearned income, and deferred loan fees and costs.

(17)	Securities-based loans included loans collateralized by the borrower’s marketable securities at advance rates consistent with industry standards and, to a lesser extent, the cash surrender value of life insurance policies.

(18)	The average yield is presented on a tax-equivalent basis for each respective period.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2023                                 Footnotes

(19)
The average balance, interest expense, and average rate for “Total bank deposits” included amounts associated with affiliate deposits. Such amounts are eliminated in consolidation and are offset in “All other interest-bearing liabilities” under “All other segments”.

(20)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, certain acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on certain of our public debt.

(21)	Corporate loans included commercial and industrial loans, commercial real estate loans, and real estate investment trust loans.

(22)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

(23)	Average common equity for the quarter-to-date period is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.